Exhibit 99.1
Chubb Estimates Losses from Third Quarter Catastrophes;
Will Announce Third Quarter Financial Results on October 20
FOR IMMEDIATE RELEASE
     WARREN, New Jersey, September 28, 2011 — The Chubb Corporation [NYSE: CB] announced today that it estimates losses from third quarter catastrophes were approximately $400 million to $475 million before tax (approximately $0.90 to $1.07 per share after tax). The estimate includes approximately $300 million to $375 million of losses from Hurricane Irene, as well as losses from eight other catastrophe events in the United States. The impact of the catastrophe losses will be reflected in Chubb’s third quarter 2011 financial results.
     Chubb expects to release third quarter 2011 financial results on Thursday, October 20, 2011 after the close of the market. The press release and financial supplement will be available shortly thereafter on Chubb’s website at www.chubb.com.
     A conference call will take place on the same day, Thursday, October 20, 2011 at 5:00 p.m. Eastern Daylight Time hosted by Chairman, President and CEO John Finnegan and other members of senior management. The call will be broadcast live over the Internet. To listen to the conference call log on to Chubb’s website at www.chubb.com and click on the microphone icon. If you are unable to listen to the live webcast, a replay of the call will be available through Friday, November 18, 2011 on Chubb’s website at www.chubb.com approximately two hours following the webcast.
     You may pre-register to listen to the live conference call on Chubb’s website at www.chubb.com by clicking on this press release in the press release category of our home page.
FORWARD-LOOKING INFORMATION
     Some of the statements in this release, including those about estimated catastrophe losses, are “forward-looking information” as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA. Actual results may differ materially from those suggested by the forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in our public filings with the Securities and Exchange Commission. Chubb assumes no obligation to update any forward-looking information set forth in this release, which speaks as of its date.

For further information contact:	Investors: Media:	Glenn A. Montgomery 908-903-2365 Mark E. Greenberg 908-903-2682